STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A NON-DELAWARE STATUTORY TRUST

TO A DELAWARE STATUTORY TRUST

PURSUANT TO SECTION 3820 OF THE

DELAWARE STATUTORY TRUST CODE

1.	The jurisdiction where the Non-Delaware Statutory Trust first formed is Ohio.

2.	The jurisdiction immediately prior to filing this Certificate is Ohio.

3.	The date the Non-Delaware Statutory Trust first formed is March 11, 2011.

4.	The name of the Non-Delaware Statutory Trust immediately prior to filing this Certificate is Advisers Investment Trust.

5.	The name of the Statutory Trust as set forth in the Certificate of Trust is Advisers Investment Trust.

6.	The conversion is to become effective on March 31, 2017 at 12:01 a.m.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 9th day of March, 2017.

/s/ Dina A. Tantra	/s/ Daniel P. Houlihan
Trustee	Trustee

/s/ D’Ray Moore Rice	/s/ Steven R. Sutermeister
Trustee	Trustee

/s/ Michael M. Van Buskirk
Trustee

STATE OF DELAWARE

CERTIFICATE OF TRUST

1.	The name of the Trust is: ADVISERS INVESTMENT TRUST (the “Trust”).

2.	The name and address of the Registered Agent of the Trust in the State of Delaware is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

3.	The Trust is or did become prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.).

4.	Notice is hereby given that the Trust shall consist of one or more series. Pursuant to Section 3804 of the Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

5.	This Certificate is to become effective on March 31, 2017 at 12:01 a.m.

IN WITNESS WHEREOF, the undersigned, being all of the Trustees of ADVISERS INVESTMENT TRUST, have executed this Certificate of Trust on this 9th day of March, 2017.

/s/ Dina A. Tantra	/s/ Daniel P. Houlihan
Trustee	Trustee

/s/ D’Ray Moore Rice	/s/ Steven R. Sutermeister
Trustee	Trustee

/s/ Michael M. Van Buskirk
Trustee